Exhibit 99.1

RAIT Financial Trust Announces Final Second Quarter 2017 Financial Results and Non-Cash Impairment Charges Consistent with Previously Announced Preliminary Results and Estimates

Second quarter 2017 senior loan originations increased to $154.7 million

CRE loan originations increased to $274.7 million during the first six-months of 2017

Compensation and G&A expense declined by 18.0% from the second quarter of 2016

Declared a second quarter 2017 dividend of $0.05 per common share

Execution on strategic transformation continues

PHILADELPHIA, PA — August 8, 2017 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced its final financial results for the second quarter of 2017, updating RAIT’s August 3, 2017 announcement of its preliminary financial results. The final results disclosed in this press release, including the non-cash asset impairment charges primarily related to an adjustment to the carrying value of certain legacy properties, are consistent with the preliminary results and estimated ranges that were included in RAIT’s previous announcement. During the second quarter, as highlighted below, RAIT continued making progress transforming into a pure play commercial real estate lender. This previously announced strategy of transforming RAIT into a more focused, cost-efficient and lower leverage business began in early 2016 and RAIT expects to continue to make further progress executing on its strategic transformation throughout 2017.

All per share results in this press release are reported on a diluted basis.

Q2 2017 Key Business Highlights

-	Senior loan originations of $154.7 million during the quarter ended June 30, 2017, which is an increase from $23.2 million in senior loan originations during the quarter ended June 30, 2016.

-	Senior loan originations of $274.7 million during the six-month period ended June 30, 2017, surpassing total loan originations for all of 2016, which totaled $156.8 million.

-

RAIT sold 4 properties which generated gross proceeds of $73.2 million and $10.8 million in GAAP gains during the quarter ended June 30, 2017. From January 1, 2017 through June 30, 2017, RAIT divested $211.5 million of its properties and reduced $173.6 million of its related indebtedness.

-	From January 1, 2016 through June 30, 2017, RAIT divested $549.4 million of its properties and reduced $469.5 million of its related indebtedness.

-	RAIT is currently on track to meet its 2017 targeted annual compensation and G&A expense goal of $25.0 million, which would represent a 21% decline over 2016.

-

Total recourse debt, excluding RAIT’s secured warehouse facilities, declined by $14.5 million, or 4.4%, during the quarter ended June 30, 2017 and $103.2 million, or 24.7%, from January 1, 2016 through June 30, 2017. RAIT has no remaining recourse debt maturities in 2017, excluding RAIT’s secured warehouse facilities.

-

RAIT incurred non-cash asset and goodwill impairment charges of $94.2 million for the quarter ended June 30, 2017 primarily related to an adjustment to the carrying value of certain legacy properties that RAIT is seeking to divest in connection with its divestment of assets unrelated to its core commercial real estate lending business. RAIT also recorded a provision for loan losses against certain legacy CRE loans of $20.9 million for the quarter ended June 30, 2017.

Scott Davidson, RAIT’s Chief Executive Officer said, “During the quarter, RAIT’s lending business continued to perform well.  Loan originations increased while we maintained discipline around our credit process and financing structures.  We increased availability on our floating rate commercial mortgage facilities and closed our seventh floating-rate CMBS transaction, which increased the total amount of floating rate loans originated and securitized in this program to $1.7 billion.  We’ve made meaningful progress executing our transformational strategy to focus RAIT on its world-class lending platform. As previously announced, the effects from executing our plan are causing quarterly volatility in our reported results and we expect that volatility to continue in coming quarters.”

Michael Malter, RAIT’s Independent Chairman of the Board of Trustees said, "We are pleased with the progress that management has made towards transforming RAIT into a more focused, cost-efficient and lower leverage business concentrated on its core commercial real estate lending business. Our Board, as always, continues to consider a range of strategies that are aligned with the tenets of our simpler, more cost efficient and lower leverage business model to support further growth in RAIT’s lending business, create a more durable balance sheet and enhance long-term shareholder value.”

Financial Results

-	GAAP loss per share of $(1.38) for the quarter ended June 30, 2017, primarily caused by the non-cash asset impairment charges and a provision for loan losses on legacy CRE loans.

-

RAIT incurred non-cash asset and goodwill impairment charges of $94.2 million for the quarter ended June 30, 2017 primarily related to an adjustment to the carrying value of certain legacy properties.  In connection with RAIT’s transformation strategy to divest itself of assets unrelated to its core commercial real estate lending business, RAIT changed its investment approach to these properties and transferred them from “held for investment” to “held for disposition” which resulted in RAIT adjusting the carrying value of such properties.  The charge also reflects a reduction in the carrying value of RAIT’s retail property management business, reflective of the challenging retail environment. While these asset and goodwill impairment charges reduce RAIT’s reported results under GAAP, they are non-cash in nature.

-	RAIT recorded a provision for loan losses against certain legacy CRE loans of $20.9 million for the quarter ended June 30, 2017.

-

GAAP loss per share of $(1.71) for the six-months ended June 30, 2017 compared to loss per share of $(0.28) for the six-months ended June 30, 2016. The increase in GAAP loss per share was primarily caused by the non-cash asset impairment charges and the provision for loan losses on certain legacy CRE loans referenced above.

-

CAD per share of $(0.04) for the quarter ended June 30, 2017, compared to $0.12 per share for the quarter ended June 30, 2016. CAD per share of $0.02 for the six-months ended June 30, 2017, compared to $0.26 per share for the six-months ended June 30, 2016. For the three and six months ended June 30, 2017, CAD includes the non-cash effect of a $3.6 million write-off of an accrued interest receivable related to a legacy CRE loan that was determined to be impaired during the period. CAD would have been $0.00 per share and $0.06 per share without the effect of this non-cash write-off for the three and six months ended June 30, 2017, respectively.

-

RAIT’s compensation and G&A expense declined by 18.0% for the quarter ended June 30, 2017 compared to the quarter ended June 30, 2016. RAIT’s compensation and G&A expense declined 14.0% for the six-months ended June 30, 2017 compared to the six months ended June 30, 2016.  The decline in compensation and G&A expense is primarily due to a decrease in the number of employees and a decrease across multiple types of general and administrative expenses as part of our strategic transformation and transition to a simpler and more cost-efficient business model.

-	RAIT’s total indebtedness, based on principal amount, declined by 2.2% or $35.7 million during the quarter ended June 30, 2017, and 34% or $833.9 million, since January 1, 2016.

Commercial Real Estate (“CRE”) Lending Business

-

RAIT’s senior loan originations increased 567% to $154.7 million during the quarter ended June 30, 2017 from $23.2 million in senior loans originated during the quarter ended June 30, 2016.  RAIT is also in the process of aggregating loans for RAIT’s eighth floating-rate loan securitization.

-

RAIT increased total loan originations 331% to $274.7 million during the six-month period ended June 30, 2017 from $63.7 million in loans originated during the six-month period ended June 30, 2016, surpassing total loan originations for all of 2016, which totaled $156.8 million.

-

On June 23, 2017, RAIT closed RAIT 2017-FL7, its seventh non-recourse, floating-rate Commercial Mortgage Backed Securities (“CMBS”) transaction, collateralized by assets totaling $342.4 million.  The transaction involved the sale by a RAIT subsidiary of non-recourse, investment grade notes with an aggregate principal amount totaling approximately $276.9 million with a weighted average cost of LIBOR plus 1.44%, which provided an advance rate to the RAIT subsidiary of approximately 80.9%.  RAIT affiliates retained all of the below investment grade and un-rated subordinated interests totaling approximately $65.5 million.

-	CRE loan repayments were $184.4 million and $274.3 million for the quarter and six-month period ended June 30, 2017, respectively.

-	During the second quarter of 2017, RAIT increased lending capacity 26.7% to $475 million under its commercial mortgage facilities to finance first-mortgage, floating-rate, CRE loan originations.

CRE Property Portfolio and Property Sales

-

The gross amount of RAIT’s real estate portfolio, as of June 30, 2017, declined by $384.4 million since December 31, 2016 to a gross amount of $470.2 million.  This decline is due to divestitures, depreciation and property impairments on legacy properties.

-

RAIT sold 4 properties which generated gross proceeds of $73.2 million and $10.8 million in GAAP gains during the quarter ended June 30, 2017. From January 1, 2017 through June 30, 2017, RAIT has divested $211.5 million of its properties and reduced $173.6 million of its related indebtedness.

Dividends

-	On August 2, 2017, the Board declared a second quarter 2017 cash dividend of $0.05 per common share. The dividend is payable on September 15, 2017 to holders of record on August 25, 2017.

-

On August 2, 2017, the Board declared a third quarter 2017 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends will be paid on October 2, 2017 to holders of record on September 1, 2017.

-

On May 18, 2017, the Board declared a second quarter 2017 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends were paid on June 30, 2017 to holders of record on June 1, 2017.

New Board Appointments

-

On June 26, 2017, RAIT’s Board of Trustees (the “Board”) increased the size of the Board by two to eleven trustees and appointed two new independent Trustees to fill the vacancies created by this increase, with these appointments taking effect on July 9, 2017. These new Trustees are Nancy Jo Kuenstner, an experienced strategic consultant with an extensive banking and finance background and public company board experience, and Justin P. Klein, a senior partner with the law firm of Ballard Spahr LLP and a seasoned corporate counselor and practitioner in the areas of securities law, mergers and acquisitions and corporate governance.

Non-GAAP Financial Measures and Definitions

RAIT discloses the following non-GAAP financial measures in this release: funds from operations (“FFO”), CAD and net operating income (“NOI”).  A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its FFO and CAD is included as Schedule IV to this release. See Schedule VI to this release for management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Supplemental Information

RAIT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures and other useful information for investors.  The supplemental information also contains deconsolidating financial information. The supplemental information is available via the Company's website, www.rait.com, through the "Investor Relations" section.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust focused on providing debt financing options to owners of commercial real estate throughout the United States.  For more information, please visit www.rait.com or call Investor Relations at 215.207.2100.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “plan”, “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “opportunities,” “transform,” “target”, “in the process” or other similar words or terms of a future or forward-looking nature.  RAIT’s forward-looking statements in this press release include, but are not limited to, statements regarding RAIT’s plans, initiatives and expectations to (i) simplify its business model, (ii) focus on its core commercial real estate lending business, (iii) increase loan origination levels, when compared to prior periods, as capital from non-lending related asset sales is re-deployed, (iv) reduce indebtedness by using cash generated by asset sales to repay debt, (v) divest RAIT’s legacy REO portfolio and existing property management operations and, ultimately, minimize REO holdings, (vi) significantly reduce its total expense base, (vii) continue to sell non-lending assets,  (viii) enhance its long-term prospects and create value for its shareholders and (ix) aggregate loans for RAIT’s eighth floating-rate loan securitization.  Forward-looking statements in this press release also include statements relating to (i) RAIT’s expectation that it will continue to make further progress executing on its strategic transformation throughout 2017; (ii) RAIT’s expectations that volatility in its reported results will continue in coming quarters; and (iii) any strategies that RAIT may consider to support further growth in RAIT’s lending business, create a more durable balance sheet and enhance long-term shareholder value.

Such forward-looking statements are based upon RAIT’s historical performance and its current plans, estimates, predictions and expectations and are not a representation that such plans, estimates, predictions or expectations will be achieved. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements.

Risks, uncertainties and contingencies that may affect the results expressed or implied by RAIT’s forward-looking statements  include, but are not limited to: (i) whether RAIT will be able to continue to execute on its strategy to transition RAIT to a more lender focused, simpler, and more cost-efficient business model, to reduce indebtedness and deleverage over time and to generate enhanced returns for its shareholders; (ii) whether RAIT will be able to continue to divest  RAIT’s legacy REO portfolio and existing property management operations and the majority of RAIT’s non-lending assets, including whether the closing conditions relating to properties RAIT has under contract to sell will be satisfied or whether RAIT and the applicable buyers will otherwise be able to complete such sales; (iii) whether anticipated cost savings from the internalization of Independence Realty Trust, Inc. will be achieved; (iv) whether the divestiture of RAIT’s commercial real estate portfolio and other non-lending assets will lead to lower asset management costs and lower expenses; (v) whether RAIT will continue to be able to further reduce compensation and G&A expenses and indebtedness, including whether RAIT will be able to meet its 2017 targeted annual compensation and G&A expense goal of $25.0 million; (vi) whether RAIT’s changes to its Board composition and leadership and to its executive management team will lead to enhanced value for shareholders; (vii) whether RAIT will be able to create sustainable earnings and grow book value; (viii) whether RAIT will be able to successfully redeploy capital from non-lending related asset sales; (ix) whether RAIT will be able to increase loan origination levels; (x) whether the disposition of non-core assets, reductions in debt levels and expected loan repayments will impact RAIT’s earnings and CAD; (xi) whether RAIT will continue to pay dividends and the amount of such dividends; (xii) whether RAIT will be able to organically increase reliance on match-funded asset-level debt; (xiii) overall conditions in commercial real estate and the economy generally; (xiv) whether market conditions will enable us to continue to implement our capital recycling and debt reduction plan involving selling properties and repurchasing or paying down our debt; (xv) whether we will be able to originate sufficient bridge loans; (xvi) changes in the expected yield of our investments; (xvii) changes in financial markets and interest rates, or to the business or financial condition of RAIT or its business; (xviii) whether RAIT will generate any CMBS gain on sale profits; (xix) whether our management changes will be successfully implemented; (xx) whether RAIT will be able to aggregate sufficient loans or whether market conditions will permit RAIT to complete future securitizations of floating rate loans, including RAIT’s currently contemplated eighth floating-rate loan securitization; (xxi) whether and when RAIT will be able to recognize a gain, which will offset the previously reported non-cash loss on deconsolidation of its industrial real estate portfolio; (xxii) whether RAIT will have any legal obligations on the non-recourse debt on its industrial real estate portfolio; (xxiii) final accounting determinations on any losses realized in the event properties or other assets are sold for prices below their carrying value or if property or other asset valuations are reduced or impaired due to the revaluation process undertaken when a property or other asset is characterized as held for disposition or marketed for sale; (xxiv) increases to RAIT’s leverage or decreases in total common equity resulting from such determinations or revaluation; (xxv) the availability of financing and capital, including through the capital and securitization markets; (xxvi) whether the credit quality of RAIT’s post-financial crisis loans and financing structures will continue to perform as expected;  (xxvii) whether RAIT will need to recognize further non-cash asset and/or goodwill impairment charges in future quarters and the effect of such charges, including with respect to RAIT’s compliance with the financial covenants set forth in its debt instruments; and (xxviii) other factors described in RAIT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.

RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav

215-207-2100

aviroslav@rait.com

Schedule I

RAIT Financial Trust

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

($'s in 000's)	For the Three Months Ended
	June 30, 2017		March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016
OPERATING DATA:
Lending:
Investments in loans	$1,267,705		$1,315,539		$1,292,639		$1,373,615		$1,495,343
Gross loan production	$154,675		$120,040		$67,540		$25,550		$23,185
Weighted average interest rate of loan production (a)	5.7%		5.6%		5.6%		5.7%		6.7%

Real estate portfolio:
Gross real estate investments	$470,249		$694,230		$854,646		$965,362		$1,095,024
Property dispositions	$73,153		$138,326		$146,068		$125,900		$49,200
Property income	$16,946		$20,065		$23,501		$29,614		$29,666
Operating expenses	$9,509		$10,634		$13,084		$14,635		$14,327
Net operating income	$7,437		$9,431		$10,417		$14,979		$15,339
NOI margin	43.9%		47.0%		44.3%		50.6%		51.7%

EARNINGS & DIVIDENDS:
Earnings (loss) per share from continuing operations - diluted	$(1.38)		$(0.33)		$(0.37)		$(0.02)		$(0.15)
Earnings (loss) per share from discontinued operations - diluted	$-		$-		$0.54		$0.02		$0.07
Earnings (loss) per share -- diluted	$(1.38)		$(0.33)		$0.17		$-		$(0.08)
FFO per share	$(0.54)		$(0.30)		$0.05		$0.12		$(0.04)
CAD per share (b)	$(0.04)		$0.06		$0.07		$0.12		$0.12
Dividends per share	$0.05		$0.09		$0.09		$0.09		$0.09
CAD payout ratio	-125.0%		150.0%		128.6%		75.0%		75.0%

RECOURSE DEBT REDUCTIONS:
Reductions of recourse debt, excluding warehouse facilities	$14,500		$32,000		$2,000		$2,000		$50,716

CAPITALIZATION AND COVERAGE RATIOS:
Recourse/Non-Recourse Debt:
Recourse	$328,858		$439,733		$365,921		$509,938		$479,608
Non-Recourse	1,218,329		1,142,815		1,361,246		1,441,510		1,620,777
Total Recourse/Non-Recourse debt	1,547,187		1,582,548		1,727,167		1,951,448		2,100,385
Preferred shares (par)	311,487		321,544		321,544		333,144		332,187
Common shares (market capitalization)	203,902		296,669		310,113		311,550		288,540
Noncontrolling interests, at carrying value (c)	3,880		5,506		5,386		5,386		1,792
Total capitalization	$2,066,456		$2,206,267		$2,364,210		$2,601,528		$2,722,904

Total Liabilities/Total Gross Assets	84.3%		76.3%		76.2%		74.9%		75.7%
Total Liabilities + Preferred/Total Gross Assets	99.2%		90.0%		88.8%		83.0%		83.4%

Interest Coverage (d)	0.96	x	1.34	x	1.40	x	1.85	x	1.87	x
Interest + Preferred Coverage (e)	0.68	x	0.94	x	1.00	x	1.46	x	1.50	x

OTHER KEY BENCHMARKS:
Total Assets Under Management (AUM)	$3,170,495		$3,390,885		$3,575,224		$5,128,101		$5,491,448
Total Gross Assets	$2,081,631		$2,347,452		$2,556,302		$4,118,215		$4,275,086
(a)	At the time of loan origination.
(b)

For the three months ended June 30, 2017, CAD includes the non-cash effect of a $3,636 write-off of accrued interest receivable related to a loan that was determined to be impaired during the period.  CAD would have been $0.00 per share without the effect of this non-cash write-off.

(c)	Excludes noncontrolling interests associated with discontinued operations.
(d)

For the three months ended June 30, 2017, Interest Coverage includes the non-cash effect of a $3,636 write-off of accrued interest receivable related to a loan that was determined to be impaired during the period.  Interest Coverage would have been 1.19x without the effect of this non-cash write-off.

(e)

For the three months ended June 30, 2017, Interest + Preferred Coverage includes the non-cash effect of a $3,636 write-off of accrued interest receivable related to a loan that was determined to be impaired during the period.  Interest + Preferred Coverage would have been 0.84x without the effect of this non-cash write-off.

Schedule II

RAIT Financial Trust

Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

(unaudited)

	As of June 30, 2017	As of December 31, 2016
Assets
Investment in mortgages and loans:
Commercial mortgages, mezzanine loans, and preferred equity interests	$1,267,705	$1,292,639
Allowance for loan losses	(23,514)	(12,354)
Total investment in mortgages and loans, at amortized cost	1,244,191	1,280,285
Investments in real estate, net of accumulated depreciation of $35,359 and $138,214, respectively	434,890	716,432
Cash and cash equivalents	89,317	110,531
Restricted cash	193,580	190,179
Accrued interest receivable	32,141	36,271
Other assets	36,753	53,878
Intangible assets, net of accumulated amortization of $8,776 and $22,230, respectively	10,901	19,267
Total assets	$2,041,773	$2,406,843
Liabilities and Equity
Indebtedness, net of unamortized discount and deferred financing costs of $30,637 and $36,892, respectively	$1,588,067	$1,751,082
Accrued interest payable	9,229	8,347
Accounts payable and accrued expenses	15,157	20,016
Borrowers' escrows	104,197	107,183
Deferred taxes and other liabilities	37,535	60,864
Total liabilities	1,754,185	1,947,492
Series D preferred stock	75,654	81,581
Equity:
Shareholders’ equity:
7.75% Series A Preferred shares	53	53
8.375% Series B Preferred shares	23	23
8.875% Series C Preferred shares	17	17
Common shares, $0.03 par value per share	2,793	2,769
Additional paid in capital	2,093,270	2,093,257
Retained earnings (deficit)	(1,888,102)	(1,723,735)
Total shareholders’ equity	208,054	372,384
Noncontrolling interests	3,880	5,386
Total equity	211,934	377,770
Total liabilities and equity	$2,041,773	$2,406,843

Schedule III

RAIT Financial Trust

Consolidated Statements of Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Net interest margin
Investment interest income	$14,882	$23,519	$32,532	$49,321
Investment interest expense	(10,546)	(9,125)	(20,319)	(18,445)
Net interest margin	4,336	14,394	12,213	30,876
Property income	16,946	29,666	37,011	59,721
Fee and other income	1,531	1,914	3,192	4,028
Total revenue	22,813	45,974	52,416	94,625

Expenses:
Interest expense	8,883	13,967	19,026	29,837
Real estate operating expenses	9,509	14,327	20,143	29,175
Property management expenses	2,651	2,846	4,864	5,013
General and administrative expenses:
Compensation expenses	3,529	3,862	7,016	7,487
Other general and administrative expenses	2,689	3,706	5,394	6,921
Total general and administrative expenses	6,218	7,568	12,410	14,408
Acquisition and integration expenses	67	70	239	179
Provision for loan losses	20,863	1,344	22,398	2,669
Depreciation and amortization expense	7,819	15,134	17,573	27,807
IRT internalization and management transition expenses	—	—	736	—
Shareholder activism expenses	1,615	—	2,309	—
Total expenses	57,625	55,256	99,698	109,088
Operating Income	(34,812)	(9,282)	(47,282)	(14,463)
Other income (expense)	(153)	39	(139)	100
Gains (loss) on assets	10,759	5,812	22,765	5,617
Asset impairment	(85,809)	(3,864)	(93,233)	(7,786)
Goodwill impairment	(8,342)	—	(8,342)	—
Gain (loss) on deconsolidation of properties	—	—	(15,947)	—
Gain (loss) on debt extinguishment	(1,598)	660	1,588	1,004
Change in fair value of financial instruments	3,093	(1,592)	1,940	(5,680)
Income (loss) before taxes	(116,862)	(8,227)	(138,650)	(21,208)
Income tax benefit (provision)	(22)	1,756	227	2,749
Income from continuing operations	(116,884)	(6,471)	(138,423)	(18,459)
Discontinued operations:
Income (loss) from discontinued operations	—	32,876	—	34,361
Net income (loss)	(116,884)	26,405	(138,423)	15,902
Income allocated to preferred shares	(8,817)	(8,615)	(17,343)	(17,135)
(Income) loss allocated to noncontrolling interests	(56)	(25,370)	(76)	(24,191)
Net income (loss) available to common shares	$(125,757)	$(7,580)	$(155,842)	$(25,424)

Amount attributable to common shares:
Net income (loss) available to common shares from continuing operations	$(125,757)	$(14,115)	$(155,842)	$(33,478)
Net income (loss) available to common shares from discontinued operations	-	6,535	—	8,054
Net income (loss) available to common shares	$(125,757)	$(7,580)	$(155,842)	$(25,424)

EPS - BASIC:
Earnings (loss) per share from continuing operations	$(1.38)	$(0.15)	$(1.71)	$(0.37)
Earnings (loss) per share from discontinued operations	—	0.07	—	0.09
Earnings per share - BASIC	$(1.38)	$(0.08)	$(1.71)	$(0.28)

EPS - DILUTED:
Earnings (loss) per share from continuing operations	$(1.38)	$(0.15)	$(1.71)	$(0.37)
Earnings (loss) per share from discontinued operations	—	0.07	—	0.09
Earnings per share - DILUTED	$(1.38)	$(0.08)	$(1.71)	$(0.28)
Weighted-average shares outstanding - Basic	91,453,415	91,190,583	91,377,508	91,104,314
Weighted-average shares outstanding - Diluted	91,453,415	91,190,583	91,377,508	91,104,314

Schedule IV

RAIT Financial Trust

Reconciliation of Net income (loss) Allocable to Common Shares and

Cash Available for Distribution and Funds From Operations (“FFO”)

(Dollars in thousands, except share and per share amounts)

(unaudited)

Three-Months Ended June 30,		Six-Months Ended June 30,
2017	2016	2017	2016

FUNDS FROM OPERATIONS (FFO):
Net Income (loss) available to common shares	$(125,757)	$(7,580)	$(155,842)	$(25,424)
Add-Back (Deduct):
Depreciation	5,630	9,484	12,514	19,655
(Gains) Losses on the sale of real estate	(10,759)	(5,812)	(22,765)	(5,617)
Asset impairment	81,444	3,864	88,868	7,786
Adjustments related to discontinued operations	—	(3,832)	—	(3,007)
FFO	$(49,442)	$(3,876)	$(77,225)	$(6,607)
FFO per share--basic	$(0.54)	$(0.04)	$(0.85)	$(0.07)
Weighted-average shares outstanding	91,453,415	91,190,583	91,377,508	91,104,314

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Net Income (loss) available to common shares	$(125,757)	$(7,580)	$(155,842)	$(25,424)
Add-Back (Deduct):
Depreciation and amortization expense	7,819	15,134	17,573	27,807
Change in fair value of financial instruments	(3,093)	1,592	(1,940)	5,680
(Gains) losses on assets	(10,759)	(5,812)	(22,765)	(5,617)
(Gains) losses on deconsolidation of properties	—	—	15,947	—
(Gains) losses on debt extinguishment	1,598	(660)	(1,588)	(1,004)
Deferred income tax (benefit) provision	22	(1,733)	22	(2,841)
Straight-line rental adjustments	58	(142)	177	(560)
Equity based compensation	710	954	1,054	2,022
Acquisition and integration expenses	67	70	239	179
Origination fees and other deferred items	8,476	5,911	20,164	12,842
Provision for loan losses	20,863	1,344	22,398	2,669
IRT internalization and management transition expenses	—	—	736	—
Asset impairment	85,809	3,864	93,233	7,786
Goodwill impairment	8,342	—	8,342	—
Shareholder activism expenses	1,615	—	2,309	—
Net expenses associated with deconsolidated properties	—	—	—	—
Discontinued operations and noncontrolling interest effect of certain adjustments	475	(2,405)	1,348	(123)
CAD (a)	$(3,755)	$10,537	$1,407	$23,416
CAD per share (a)	$(0.04)	$0.12	$0.02	$0.26
Weighted-average shares outstanding	91,453,415	91,190,583	91,377,508	91,104,314

(a)

For the three and six months ended June 30, 2017, CAD includes the non-cash effect of a $3,636 write-off of accrued interest receivable related to a loan that was determined to be impaired during the period.  For the three and six months ended June 30, 2017, CAD would have been $(118) or $0.00 per share and $5,044 or $0.06 per share, respectively, without the effect of this non-cash write-off.

Schedule V

RAIT Financial Trust

Reconciliation of NOI to Net income (loss)

(Dollars in thousands, except share and per share amounts)

(unaudited)

($'s in 000's)	For the Three Months Ended					For the Six Months Ended,
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
Net operating income	$7,437	$9,431	$10,417	$14,979	$15,339	$16,868	$30,546
Net interest margin	4,336	7,877	10,844	11,677	14,394	12,213	30,876
Fee and other income	1,531	1,661	1,400	1,946	1,914	3,192	4,028
Interest expense	(8,883)	(10,143)	(11,914)	(13,298)	(13,967)	(19,026)	(29,837)
Compensation expenses	(3,529)	(3,487)	(6,275)	(4,675)	(3,862)	(7,016)	(7,487)
General and administrative expenses	(2,689)	(2,705)	(3,300)	(3,052)	(3,706)	(5,394)	(6,921)
Property management expenses	(2,651)	(2,213)	(2,240)	(2,226)	(2,846)	(4,864)	(5,013)
Acquisition and integration expenses	(67)	(172)	(248)	(197)	(70)	(239)	(179)
Provision for loan losses	(20,863)	(1,535)	(3,848)	(1,533)	(1,344)	(22,398)	(2,669)
Depreciation and amortization expense	(7,819)	(9,754)	(12,031)	(11,466)	(15,134)	(17,573)	(27,807)
IRT internalization and management transition expenses	-	(736)	(6,271)	-	-	(736)	-
Shareholder activism expenses	(1,615)	(694)	-	-	-	(2,309)	-
Other income (expense)	(153)	14	(457)	(70)	39	(139)	100
Gains (loss) on assets	10,759	12,006	29,461	18,194	5,812	22,765	5,617
Gain (loss) on deconsolidation of properties	-	(15,947)	-	-	-	(15,947)	-
Asset impairment	(85,809)	(7,424)	(11,127)	(18,872)	(3,864)	(93,233)	(7,786)
Goodwill impairment	(8,342)	-	-	-	-	(8,342)
Gain (loss) on debt extinguishment	(1,598)	3,186	333	(6)	660	1,588	1,004
Change in fair value of financial instruments	3,093	(1,153)	1,109	(1,375)	(1,592)	1,940	(5,680)
Income tax benefit (provision)	(22)	249	(20,601)	15,302	1,756	227	2,749
Income from discontinued operations	-	-	1,671	4,112	32,876	-	34,361
Gain (loss) on disposal of discontinued operations	-	-	47,808	-	-	-	-
Net income (loss)	$(116,884)	$(21,539)	$24,731	$9,440	$26,405	$(138,423)	$15,902

Schedule VI

RAIT Financial Trust

Definitions

Assets Under Management

Assets under management, or AUM, is an operating measure representing the total assets that we own or are managing for third parties. While not all AUM generates fee income, it is an important operating measure to gauge our asset growth, volume of originations, size and scale of our operations and our performance. AUM includes our total investment portfolio, assets associated with unconsolidated securitizations for which we derive asset management fees and real estate properties we manage on behalf of third parties.

Cash Available for Distribution

Cash available for distribution, or CAD, is a non-GAAP financial measure. We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability and our board of trustees considers CAD in determining our quarterly cash distributions. We also believe that CAD is useful because it adjusts for a variety of noncash items (such as depreciation and amortization, equity-based compensation, provision for loan losses and non-cash interest income and expense items). In addition, the compensation committee of our board of trustees used CAD as a metric in establishing quantitative performance based awards for certain of our executive officers beginning in 2015.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common shareholders the following items: depreciation and amortization items including depreciation and amortization expense, straight-line rental income or expense, amortization of deferred financing costs, and amortization of discounts on financings; origination fees; equity-based compensation; changes in the fair value of our financial instruments; realized gains (losses) on assets; provision for loan losses; asset impairments; acquisition gains or losses and transaction costs; deferred income tax benefit (provision); certain fee income eliminated in consolidation that is attributable to third parties; and one-time events pursuant to changes in U.S. GAAP and certain other non-routine items. In the quarter ended March 31, 2016, we changed our method of calculating CAD to exclude the impact of real property sales from CAD.  We made this change in response to investor feedback to focus CAD on our core business activities.  In addition, we provide guidance regarding our expected CAD in future periods and this change removes variability resulting from the ultimate timing of future property sales.

CAD should not be considered as an alternative to net income (loss) or cash generated from operating activities, determined in accordance with U.S. GAAP, as an indicator of operating performance. For example, CAD does not adjust for the accrual of income and expenses that may not be received or paid in cash during the associated periods. Please refer to our consolidated financial statements prepared in accordance with U.S. GAAP in our most recent report on Form 10-K or Form 10-Q filed with the Securities and Exchange Commission. In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

Funds from Operations

We believe that funds from operations, or FFO, which is a non-GAAP financial measure, is an additional appropriate measure of the operating performance of a REIT. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation expense, gains or losses on sales of real estate, asset impairment and the cumulative effect of changes in accounting principles. Our management utilizes FFO as a measure of our operating performance. FFO is not an equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Gross Real Estate Investments

Gross real estate investments equal investments in real estate, net plus accumulated depreciation as it appears on the consolidated balance sheet. The following table provides a reconciliation of investments in real estate, net to total gross real estate investments.

	As of
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Investments in real estate, net	$434,890	$580,051	$716,432	$808,749	$930,987
Plus: Accumulated depreciation	35,359	114,179	138,214	156,613	164,037
Gross real estate investments	$470,249	$694,230	$854,646	$965,362	$1,095,024

Net Operating Income

Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of the operating performance of its real estate portfolio. NOI is defined as total property revenue less total real estate operating expenses, excluding depreciation and amortization and interest expense. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our real estate portfolio performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental rates and property operating expenses.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation as these captions are reported on the consolidated balance sheet.  The following table provides a reconciliation of total assets to total gross assets.

	As of
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Total assets	$2,041,773	$2,222,615	$2,406,843	$3,882,531	$4,040,064
Plus: Accumulated depreciation (a)	35,359	114,179	138,214	209,437	209,096
Plus: Accumulated amortization (b) (c)	4,499	10,658	11,245	26,247	25,926
Total gross assets	$2,081,631	$2,347,452	$2,556,302	$4,118,215	$4,275,086

(a)	Includes accumulated depreciation from discontinued operations.
(b)	Includes accumulated amortization from discontinued operations.
(c)	Represents accumulated amortization on real estate-related intangible assets and liabilities.